UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2014

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Santa Barbara, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

110 Castilian Drive, Suite 100

Goleta, California 93117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On June 3, 2014, Resonant Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. As described in the Company’s Registration Statement on Form S-1, as amended (File No. 333-193552), the Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the Company’s initial public offering.

A copy of the Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

Effective as of June 3, 2014, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be adopted in connection with, and to be effective upon, the closing of the Company’s initial public offering.

A copy of the Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                               Amended and Restated Certificate of Incorporation of the Registrant.

3.2                               Amended and Restated Bylaws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2014	Resonant Inc.

	By:	/s/ Daniel Christopher
Daniel Christopher
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.